Exhibit 10.3

GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT (this “Guarantee Agreement”), dated June 24, 2010 and effective as of July 1, 2010 (the “Effective Date”), is made by CHENIERE ENERGY, INC., a Delaware corporation (the “Guarantor”), in favor of CHENIERE ENERGY INVESTMENTS, LLC, a Delaware limited liability company (“Investments”).

WHEREAS, Cheniere Marketing, LLC, a Delaware limited liability company (“CMI”), is a wholly owned subsidiary of Guarantor; and

WHEREAS, CMI and Investments have entered into that certain Variable Capacity Rights Agreement (the “VCRA”) dated as of the date hereof and effective as of July 1, 2010;

NOW THEREFORE, the parties hereto agree as follows:

Effective as of the Effective Date, the Guarantor irrevocably and unconditionally guarantees the due and punctual payment in full of any and all obligations of CMI under the VCRA (the “Guaranteed Obligations”). Guarantor further agrees that the due and punctual payment of the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guaranty hereunder notwithstanding any such extension or renewal of any Guaranteed Obligation. This guarantee is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from CMI or upon any other action, occurrence or circumstance whatsoever.

This Guarantee Agreement expresses the entire understanding of the parties with respect to the subject matter hereof; and all other understandings, written or oral, are hereby merged herein and superseded. No amendment of or supplement to this Guarantee Agreement, or waiver or modification of, or consent under, the terms hereof shall be effective unless in writing and signed by the party to be bound thereby.

This Guarantee Agreement shall be construed in accordance with and governed by the law of the State of Texas.

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date and year first above written.

CHENIERE ENERGY, INC.

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Vice President and Treasurer